                                     BY-LAWS

                                       OF

                        AMPAL-AMERICAN ISRAEL CORPORATION


ARTICLE 1. OFFICES

         1.1. Offices. The principal office of the corporation shall be located in the City, County and State of New York; other offices, either within or without the State of New York, shall be at such place or places as the Board of Directors may from time to time determine or the business of the corporation requires.


ARTICLE 2. SHAREHOLDERS

         2.1. Annual Meetings. Annual meetings of the shareholders for the election of directors and for transaction of other business shall be held at such time and on such date as shall be designated by the Board of Directors, at the principal office of the corporation in the State of New York or at such other place within or without the State of New York as shall be designated by the Board of Directors and specified in the notice of each such meeting.

         2.2. Special Meetings of Shareholders. Special meetings of the shareholders may be held either within or without the State of New York, at any time and place and for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, and shall be called by the Chief Executive Officer, President or Secretary or by any officer of the corporation, by order of the Board of Directors, or upon the request in writing of shareholders representing at least 25% of the voting power of the outstanding shares entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         2.3. Notice of Meetings. Notice of all meetings of shareholders shall be in writing, shall state the place, date and hour of the meeting and, except in the case of the annual meeting, indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice of any special meeting shall also state the purpose or purposes for which the meeting is called. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the statutory requirements to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than fifty days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his
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                                      -2-


                  address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

         2.4. Adjourned Meetings. The shareholders present at a meeting of shareholders may adjourn the meeting despite the absence of a quorum. Notice of any adjourned meeting of the shareholders shall not be required, if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, but if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

         2.5. Fixing Record Date. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or to dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. Such date shall be not more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of the business day preceding the day on which notice is given; the record date for determining shareholders for any purpose other than that specified in the preceding clause shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted.

         2.6. Quorum. Except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws, the holders of record of one-third of the shares entitled to vote at any meeting of shareholders, present in person or by proxy shall be necessary to constitute a quorum for the transaction of any business. When a quorum is once present to organize a meeting of shareholders, it is not broken by the subsequent withdrawal of any of the shareholders.

         2.7. Vote of Shareholders. Except as otherwise required by law, at any meeting at which a quorum is present, all elections shall be had and all questions decided by a plurality of the votes cast by the shareholders so present in person or represented by proxy or, in cases where any class of stock votes as a class, by a plurality of the votes cast by the holders of such class of stock so present in person or by proxy. All voting shall be by voice vote unless the person presiding at the shareholders' meeting shall direct that the vote be by written ballot, or the owners and holders of not less than 20% of the shares entitled to vote shall in writing demand that the vote in question be by ballot.

         2.8. Proxies. Every shareholder entitled to vote at a meeting of the shareholders or to express consent or dissent without a meeting may authorize another person to act for him by proxy. Every proxy must be in writing and signed by the shareholder or his attorney-in-fact, and no proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided
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                                      -3-


                  in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it,except as otherwise provided by law.

         2.9. List of Shareholders at Meetings. A list of shareholders as of the record date, certified by the Secretary or other officer responsible for its preparation or by the transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, if any, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

         2.10. Inspectors at Shareholders' Meeting. The Board of Directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

         2.11. Waiver of Notice. Notice of a shareholders' meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

         2.12. Written Consent of Shareholders Without a Meeting. Any shareholder action required as permitted by law, the Certificate of Incorporation or these By-Laws, to be taken by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.


ARTICLE 3. DIRECTORS

         3.1. Powers of the Board of Directors. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, the property, business and affairs of the corporation shall be managed by the Board of Directors (sometimes hereinafter referred to as the "Board").

         3.2. Number, Election, Tenure and Qualifications of Directors. Until changed by amendment to these By-Laws or resolution of the Board of Directors the number of directors shall be not less than 3 nor more than 29 members, with the actual number of members of the Board of Directors to be set from time to time by resolution of the Board of Directors. Such an amendment or
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                                      -4-


                  resolution shall require the affirmative vote of a majority of the entire Board. Directors need not be shareholders. Except as otherwise provided by law or these By-Laws, the directors shall be elected at the annual meetings of the shareholders, and each director shall hold office until the next annual meeting of shareholders and until his successor has been elected and qualified. No decrease in the number of directors by amendment of these By-Laws shall shorten the term of any incumbent director.

         3.3. Newly Created Directorships and vacancies. Newly created directorships resulting from an increase in the authorized number of directors and vacancies occurring in the Board through death, resignation or disqualification or for any other reason, including the removal of directors without cause, may be filled by the vote of a majority of the directors then in office, although less than a quorum exists, or by the shareholders, and the directors so chosen shall hold office until the next annual meeting of shareholders and until their successors shall be duly elected and qualified unless sooner displaced.

         3.4. Regular Meetings. Regular meetings of the Board of Directors may be held without call or formal notice at such place either within or without the State of New York, and at such times as the Board may by vote from time to time determine. There shall be a regular meeting of the Board of Directors which may be held without call or formal notice immediately after and at the same place as the annual meeting of the shareholders or any special meeting of the shareholders at which a Board of Directors is elected.

         3.5. Special Meetings. Special meetings of the Board of Directors may be held at any place within or without the State of New York at any time when called by the Chief Executive Officer, the President or Secretary or two or more directors, notice of the time and place thereof being given to each director by leaving such notice with him at his residence or usual place of business or by mailing, cabling, telegraphing or telexing it, prepaid, addressed to him at his post office address as it appears on the books of the corporation, at least two days before the meeting. Notice shall be deemed given when sent in accordance with these By-Laws. Neither the call, notice nor waiver of notice need specify the purpose of any special meeting of the Board of Directors.

         3.6. Quorum. One-third of the entire Board of Directors shall constitute a quorum, but in no case less than two directors. A majority of the directors present, whether or not a quorum exists, may adjourn a meeting to another time and place without further notice until a quorum shall attend.

         3.7. Action by the Board of Directors. The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board, except where a larger vote is required by law, by the Certificate of Incorporation or these By-Laws.

         3.8. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.
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                                      -5-


         3.9.     Resignation and Removal of Directors.

                  (a) Any director may resign at any time by giving written notice thereof to the Chief Executive Officer, the President or to the Board of Directors, and such resignation shall take effect at the time therein specified without the necessity of further action by the Board.

                  (b) Any director elected by the holders of the Preferred Stock of the corporation voting as a separate class may be removed with or without cause by vote of the holders of the class of stock electing such director at a meeting. Any other director may be removed with or without cause by vote of the shareholders at a meeting or for cause by vote of the Board of Directors at a meeting.

3.10. Interested Directors.

                  (a) Unless previously disclosed or otherwise known, each director of the corporation shall inform the Board or the committee thereof considering any contract or other transaction with any other corporation, firm, association or entity if such director is a director or officer of such other corporation, firm, association or other entity or has a substantial financial interest therein;

                  (b) No contract or other transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or have a substantial financial interest, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the Board, or of a committee thereof, which approves such contract or transaction, or that his or their votes are counted for such purpose:

                           (1) If the material facts as to such director's interest and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board or committee, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors or, if the votes of the disinterested directors are insufficient to constitute an act of the Board as provided by law, by unanimous vote of the disinterested directors; or

                           (2) If the material facts as to such director's interest and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders.

                           (3) If there is no good faith disclosure of the material facts as to the director's interest in the contract or transaction and if there is no knowledge of such interest, or if the vote of such interested
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                                      -6-


                                    director was necessary for the approval of such contract or transaction at a meeting of the Board or committee at which it was approved, and the party or parties thereto shall establish affirmatively that the contract or transaction was fair and reasonable as to the corporation at the time it was approved by the Board or committee or the Shareholders.

                  (c) Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which approves such contract or transaction.

         3.11. Waiver of Notice. Notice of a meeting need not be given to any director who signed a waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

         3.12. The Entire Board of Directors. As used in there By-Laws the term "the entire Board of Directors" or "the entire Board" means the number of directors the Board would have if there were no vacancies.

         3.13. Participation at Meetings by Use of Communications Equipment. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or a committee thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         3.14. Consent in Lieu of Meeting. Unless otherwise restricted by the certificate of incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action and the resolution and the written consents thereto are filed with the minutes of the proceedings of the Board or committee.


ARTICLE 4. EXECUTIVE COMMITTEE AND OTHER COMMITTEES OF THE BOARD

         4.1. How Constituted and Powers. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee and other committees, each consisting of three or more directors. No such committee shall have authority as to the following matters:

                  (1) The submission to shareholders of any action that needs shareholders' authorization by law.

                  (2) The filling of vacancies in the Board of Directors or in any committee.
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                                      -7-


                  (3) The fixing of compensation of the directors for serving on the Board or on any committee.

                  (4) The amendment or repeal of By-Laws, or the adoption of new By-Laws.

                  (5) The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

                  Except as provided above and except to the extent the Board, by resolution, withholds from or denies to the Executive Committee any power or authority, the Executive Committee shall have all the authority of the Board of Directors. Except as provided above, each other committee designated by the Board of Directors shall have such authority as is specifically delegated to it by resolution of the Board of Directors.

         4.2. Alternate Committee Members. The Board may designate one or more directors as alternate members of any committee established under this Article, who may replace any absent member or members at any meeting of such committee.

         4.3. Organization, etc. The Executive Committee (or other committee established under this Article) may choose its own Chairman and Secretary and shall keep minutes of all of its acts and proceedings and report the same from time to time to the Board of Directors.

         4.4. Meetings. Regular meetings of the Executive Committee (or other committee established under this Article), of which no notice shall be necessary, shall be held at such times and in such places as shall be fixed by a majority of the Committee. Special meetings of the Committee shall be called at the request of any member of the Committee. Notice of each special meeting of the Committee shall be sent by mail, telegraph, cable or wireless or telephone not later than the day before the date on which the meeting is to be held. Notice of any such meeting need not be given to any member of the Committee, however, if waived by him in writing or by telegraph, cable or wireless, before or after the meeting; and any meeting of the Committee shall be a legal meeting without notice thereof having been given, if all the members of the Committee shall be present thereat.

         4.5. Quorum and Manner of Acting. A majority of the Executive Committee (or other committee established under this Article), shall constitute a quorum for the transaction of business, and the act of a majority of those present at the meeting at which a quorum is present shall be the act of the Executive Committee.

         4.6. General. Each committee established by the Board of Directors shall serve at the pleasure of the Board of Directors, which may fill vacancies in any such committee.
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                                      -8-


ARTICLE 5. OFFICERS

         5.1. Authorized Officers. The officers of the corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary, a Treasurer and a Controller, and such other officers, including one or more Assistant Vice-Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers, as the Board may from time to time determine as the business of the corporation may require. The President shall be chosen from among the directors, but no other officer need be a director. One person may hold the office of, and perform the duties of, any one or more of the above mentioned positions, except those of President and Secretary or Assistant Secretary.

         5.2. Election or Appointment and Term of Office. The officers of the corporation shall be elected by the Board of Directors and, except as otherwise provided by these By-Laws, shall hold office until the first meeting of the Board following the next annual meeting of shareholders and until his successor has been elected or appointed and qualified.

         5.3. Resignation and Removal. Any officer may resign at any time by giving written notice thereof to the Chief Executive Officer, President or to the Board of Directors, and such resignation shall take effect at the time therein specified. Any officer may be removed from office, with or without cause/ by a vote of a majority of the entire Board of Directors.

         5.4. Vacancies. A vacancy occurring in any office shall be filled by the Board of Directors.

         5.5. Compensation. Each officer shall receive such salary as compensation as may be determined by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the corporation.

         5.6. Chairman of the Board of Directors. The Chairman of the Board of Directors shall, when present, preside at all meetings of the shareholders and the Board of Directors.

         5.7. Chief Executive Officer. The Chief Executive Officer of the corporation, subject to the direction of the Board of Directors, shall have general and active control of its affairs and business and general supervision of its offices, agents and employees. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect. He may sign deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. He shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. He shall have custody of the treasurer's bond, if any. In the event of the absence, death,
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                                      -9-


                  or incapacity of the President, the Chief Executive Officer shall have the powers and duties of the President.

         5.8. President. The President, subject to the direction of the Board of Directors, shall have general and active control of the operations, affairs and business of the corporation in North America and general supervision of the corporation's officers, agents and employees in North America. He may sign deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. In the event of the absence, death or incapacity of the Chief Executive Officer, the President shall have the powers and the duties of the Chief Executive Officer.

         5.9. Vice-Presidents. Each Vice-President shall assist the Chief Executive Officer and the President and shall perform such duties as may be assigned to him by the Chief Executive Officer, the President or the Board of Directors. In the event of the absence, death or incapacity of both the Chief Executive Officer and the President, the Vice-Presidents in the order designated by the Board of Directors, or if no such designation has been made, in order of seniority in office, shall have the powers and duties of the Chief Executive Officer and President. Any Vice-President may sign, with the Secretary or other proper officer of the corporation thereunto authorized by the Board of Directors, certificates representing shares of the corporation.

         5.10. The Secretary. The Secretary shall act as Secretary of all meetings of the Board of Directors and of the Executive Committee and of the stockholders of the corporation, and shall keep the minutes thereof in the proper book or books to be provided for that purpose; he shall see that all notices required to be given by the corporation are duly given and served; he may, with the President or Chief Executive Officer or any of the Vice-Presidents, sign certificates for stock of the corporation; he shall be custodian of the seal of the corporation and shall affix the seal or cause it to be affixed to all certificates for stock of the corporation and to all documents the execution of which on behalf of the corporation under its corporate seal is duly authorized in accordance with the provisions of these By-Laws; he shall have charge of the stock records and also of the other books, records and papers of the corporation relating to its organization and management as a corporation, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all the duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the Board of Directors or by the Executive Committee, the Chief Executive Officer or the President.

         5.11. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities, evidences of indebtedness and other personal property of the corporation and shall deposit, or cause to be deposited, the same in accordance with instructions of the Board of Directors. He shall receive and give receipts and acquittances for moneys paid in on account of the corporation, and shall pay out of the funds on hand all bills, payrolls and
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                                      -10-


                  other just debts of the corporation. He shall enter regularly in the books belonging to the corporation to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by him on account of the corporation. He shall have the right to require, from time to time, reports or statements giving such information as he may desire with respect to any and all financial transactions of the corporation from the officers or agents transacting the same. Upon the request of the Board, the Chief Executive Officer, the President or the Executive Committee, he shall make such reports to them as they shall require from time to time relating to the financial condition of the corporation and all his transactions as Treasurer. He shall perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President, the Board of Directors or the Executive Committee. He may sign, with the Chief Executive Officer, the President or a Vice-President, certificates for stock of the corporation.

                  The Treasurer shall, if required by the Board of Directors, give the corporation a bond in such sums and with such securities as may be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind belonging to the corporation in his possession or under his control.

         5.12. Assistant Secretaries, Assistant Treasurers and Assistant Controllers. The Assistant Secretary, Assistant Treasurer and Assistant Controller, or, if there be more than one, the Assistant Secretaries, Assistant Treasurers and Assistant Controllers in the order determined by the Board of Directors shall, in the absence or disability of the Secretary, Treasurer or the Controller, perform the duties of the Secretary, the Treasurer and the Controller, respectively, and shall perform such other duties and have such other powers as from time to time may be assigned to them or any of them by the Chief Executive Officer, President or Board of Directors or Executive Committee.

                  The Assistant Treasurer or Treasurers shall, if required by the Board of Directors, give the corporation a bond in such sums and with such securities as shall be satisfactory to the Board, conditioned upon the faithful performance of their duties and for the restoration to the corporation in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind belonging to the corporation in their possession or under their control.


ARTICLE 6. SHARES

         6.1. Certificates for Shares. Certificates for stock of the corporation shall be in such form as shall be approved by the Board of Directors. The certificates for such stock shall be numbered in the order of their issue, shall be signed by the Chief Executive Officer, President or one of the Vice-Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and the seal of the corporation shall be affixed thereto, which seal may be
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                                      -11-


                  facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or transfer clerk acting on behalf of the corporation and by a registrar, the signatures of the Chief Executive Officer, the President, a Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. In case any officer or officers who shall have signed or whose signature or facsimile signature or signatures shall be used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates shall nevertheless, unless otherwise ordered by the Board of Directors, be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the corporation.

         6.2. Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate representing shares, duly endorsed or accompanied with proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. The corporation shall be entitled to treat the holder of record of any shares or share of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not the corporation shall have express or other notice thereof, except as may be required by law.

         6.3. Record of Shareholders. The corporation shall keep at its principal office in the State of New York, or at the office of its transfer agent or registrar in the State of New York a record in written form, or in any other form capable of being converted into written form within a reasonable time, which shall contain the names and addresses of all the shareholders, the number and class of shares held by each, the dates when they respectively became the owners thereof, and, when shares are originally issued by the corporation, the amount paid therefor.

         6.4. Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate or certificates representing shares, the Board of Directors may direct the issuance of a new certificate or certificates in lieu thereof upon such terms and conditions in conformity with law as it may prescribe.


ARTICLE 7. INDEMNIFICATION

         7.1. Indemnification of Certain Persons. To the fullest extent permitted by the laws and statutes of the State of New York:

                  (a) The corporation shall indemnify any person, made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of
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                                      -12-


                           any type or kind, domestic of foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgements, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and , in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

                  (b) The corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or
                           (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         7.2. Indemnification for Expenses. Indemnification for expenses incurred in any civil or criminal action or proceeding as authorized under Section 7.1 (a) and (b) may be paid by the corporation in advance of the final disposition of such action or proceeding in the manner authorized by the laws and statutes of the State of New York subject to repayment by the person, his testator or intestate, to the extent the expenses so advanced by the corporation exceed the indemnification to which such person is entitled or if such person is ultimately found not entitled to indemnification under the laws and statutes of the State of New York.
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                                      -13-


ARTICLE 8. MISCELLANEOUS

         8.1. Seal. The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation, the year of its organization and such other legend as may from time to time be determined by the Board.


ARTICLE 9. AMENDMENT AND REPEAL

         9.1. Mode of Amendment or Repeal. These By-Laws may be amended, repealed or new By-Laws adopted, by a majority vote of the shares at the time entitled to vote in the election of any directors or, except as provided in Section 3.2 of these By-Laws, by the affirmative vote of a majority of the members of the Board of Directors present at any meeting duly called and held at which a quorum is present, provided that a reference to the proposed action is contained in the notice or waiver of notice of any meeting held for such purpose. Any By-Law adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as herein provided.

         9.2. By-Laws Regulating Impending Election. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.